Exhibit (a)(1)(F)

FORMS OF CONFIRMATION E-MAILS

Confirmation E-mail to Employees who Submit Election Forms

UTStarcom, Inc. has received your Election Form dated [                        ], 2008, by which you have elected to exchange some or all of your eligible options for new options to be issued under the 2006 Equity Incentive Plan, subject to the terms and conditions of the offer.

If you change your mind, you may withdraw your election as to some or all of your eligible options by delivering a properly completed Withdrawal Form to UTStarcom before 9:00 p.m., Pacific Time, on October 1, 2008 in one of the following ways:

•                  Use the on-line Withdrawal Form at http://intranet.utstar.com/Legal/Option_Exchange/; or

•                  Print out a Withdrawal Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

Please note that our receipt of your Election Form is not by itself an acceptance of your options for exchange.  For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when we give written notice to the option holders generally of our acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication.  UTStarcom’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the offer period.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Exchange for copies of these documents.

Confirmation E-mail to Employees with Discount Options who Submit Election Forms

UTStarcom, Inc. has received your Election Form dated [                        ], 2008, by which you have agreed to amend your discount options and/or elected to exchange some or all of your eligible options for new options to be issued under the 2006 Equity Incentive Plan, subject to the terms and conditions of the offer.

If you change your mind, you may withdraw your election to amend your discount options and/or your election to exchange eligible options as to some or all of your options by delivering a properly completed Withdrawal Form to UTStarcom before 9:00 p.m., Pacific Time, on October 1, 2008 in one of the following ways:

•                  Use the on-line Withdrawal Form at http://intranet.utstar.com/Legal/Option_Program/; or

•                  Print out a Withdrawal Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

Please note that our receipt of your Election Form is not by itself an acceptance of your options for exchange.  For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when we give written notice to the option holders generally of our acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication.  UTStarcom’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the offer period.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Program for copies of these documents.

Confirmation E-mail to Employees who Submit Withdrawal Forms

 UTStarcom, Inc. has received your Withdrawal Form dated [                        ], 2008, by which you have elected to withdraw some or all of your eligible options from the option exchange.  Please note that any eligible options that you did not withdraw from exchange on your Withdrawal Form will be exchanged in accordance with the Election Form previously submitted by you.

If you change your mind and decide that you would like to exchange some or all of your eligible options, you must deliver a properly completed Election Form to UTStarcom before 9:00 p.m., Pacific Time, on October 1, 2008 in one of the following ways:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Exchange/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

Only responses that are properly completed and delivered by the deadline will be accepted.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore, dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Exchange for copies of these documents.

Confirmation E-mail to Employees with Discount Options who Submit Withdrawal Forms

UTStarcom, Inc. has received your Withdrawal Form dated [                        ], 2008, by which you have withdrawn your agreement to amend some or all of your options discount options and/or you have withdrawn your election to exchange some or all of your eligible options.  Please note that any options that you did not withdraw from amendment and/or exchange on your Withdrawal Form will be amended and/or exchanged in accordance with the Election Form previously submitted by you.

If you change your mind and decide that you would like to amend some or all of your discount options and/or exchange some or all of your eligible options, you must deliver a properly completed Election Form to UTStarcom before 9:00 p.m., Pacific Time, on October 1, 2008 in one of the following ways:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Program/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form); or

•                  Fax to (510) 749-1189.

Only responses that are properly completed and delivered by the deadline will be accepted.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Program for copies of these documents.